COMPANY CONTACT:	MEDIA CONTACT:
Jennifer Roper	Diana Nelson
VP, Marketing, Communications & Research	Senior Account Executive
(207) 230-2118	Kemp Goldberg Partners
jroper@camdennational.com	(207) 773-0700 x252
dnelson@kempgoldberg.com

FOR IMMEDIATE RELEASE

Camden National Bank Successfully Completes the Purchase of Branches

Camden National Bank welcomes nearly 30,000 new customers

CAMDEN, Maine — Oct. 29, 2012 —Camden National Bank expanded its branch network to 50 locations this weekend with the completion of the purchase of 14 banking centers from Bank of America. This resulted in approximately $300 million in deposits and makes Camden National the fourth largest bank in deposit market share in the State of Maine.

“This was a great undertaking for everyone involved and I thank the entire team for their time and commitment to making this a smooth transition,” says Camden National Bank President and CEO Greg Dufour. “We are excited to welcome over 30,000 new customers and 100 new employees to Camden National Bank. The team is committed to working together with our customers to make this an easy transition. “

With this transaction, Camden National Bank has expanded its footprint into Auburn, Augusta, Brewer, Gardiner, Old Town, Newport and Waterville, and increased its presence in Bangor and Lewiston. In addition, Camden National will re-open the former Bank of America Orono branch location in December. “We believe this investment to expand our branch network and customer base will keep our communities strong,” Dufour says, “With this acquisition, we look to grow our online and mobile banking services as well as local loans for our Maine residents and small businesses.”

Customers with questions about the transition are encouraged to call the Customer Assistance Center at (800) 860-8821, email feedback@camdennational.com, visit us online at CamdenNational.com/welcome or visit a local Camden National Bank branch.

About Camden National Corporation

Camden National Corporation, headquartered in Camden, Maine, is the holding company employing more than 500 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 50 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services. Learn more at CamdenNational.com.

Forward-Looking Statements

Certain statements in this document may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," “plan," "target," or "goal," or future or conditional verbs such as "will," "may", "might", "should," "would", "could" and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, including risks, assumptions and uncertainties relating to the acquired branches, completion of the transaction, integration of the acquired branches and related operations and any required or planned divestitures and the related process, actual results, performance or achievements may vary materially from those anticipated, estimated or projected. More information about the factors that could cause actual results to materially differ is contained in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.###